Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2022, relating to the financial statements of Comcast Corporation and the effectiveness of Comcast Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 3, 2022